UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 31, 2021

ARES MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067
(Address of principal executive office) (Zip Code)
(310) 201-4100
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 31, 2021, the board of directors (the “Board”) of Ares Management Corporation (the “Company”) increased the size of the Board from nine to eleven members and appointed Eileen Naughton as a Class II director to fill one of the vacancies created by such increase. Ms. Naughton will serve as a director until her successor is duly elected and qualified or until the earlier of her death, resignation or removal. The Board has determined that Ms. Naughton meets the requirements for independence under the applicable listing standards of the New York Stock Exchange and the Securities and Exchange Act of 1934, as amended. Ms. Naughton has been appointed to the Conflicts Committee of the Board and will receive the customary compensation for non-executive directors of the Company. Ms. Naughton also entered into the Company’s standard indemnification agreement for non-executive directors.

Ms. Naughton served as the Chief People Officer and Vice President of People Operations at Google, Inc. from September 2016 to January 2021. Prior to September 2016, Ms. Naughton served in a variety of senior roles at Google dating back to 2006, including as Vice President and Managing Director for Google UK & Ireland and Vice President of Global Sales. Prior to joining Google in 2006, Ms. Naughton held a number of executive positions at Time Warner, including president of TIME Magazine. Ms. Naughton is currently a board member of ZScaler, Inc. (NASDAQ: ZS), Olive AI and The Center for Discovery, and she previously served on the boards of L’Oreal and The XO Group. Ms. Naughton holds a Bachelor of Arts in international relations from the University of Pennsylvania, a Master of Arts from the Lauder Institute and a Master of Business Administration from the University of Pennsylvania's Wharton School.

There are no arrangements or understandings between Ms. Naughton and any other persons pursuant to which she was elected as a member of the Board. There are no family relationships between Ms. Naughton and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Naughton is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the appointment of Ms. Naughton as a director of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description
99.1	Press release of Ares Management Corporation, dated January 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Date: January 5, 2022

	By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	General Counsel and Secretary

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